Exhibit 99.1
DocGo Announces Strong First Quarter 2024 Results
Company Reports First Quarter Net Income of $10.6 Million and Record Adjusted EBITDA1 of $24.1 Million
Management to Host Conference Call and Webcast Today at 5:00 PM Eastern Time
NEW YORK, NY, May 8, 2024 – DocGo Inc. (Nasdaq: DCGO) (“DocGo” or the “Company”), a leading provider of technology-enabled mobile health services, today announced financial and operating results for the quarter ended March 31, 2024.
First Quarter 2024 Financial Highlights

•Total revenue for the first quarter of 2024 was $192.1 million, compared to $113.0 million in the first quarter of 2023, an increase of 70%.
•Gross margin for the first quarter of 2024 was 35.0%, compared to the gross margin in the first quarter of 2023 of 28.1%.
•Net income was $10.6 million for the first quarter of 2024, compared to net loss of $3.9 million in the first quarter of 2023, an increase of 372%.
•Mobile Health Services revenue for the first quarter of 2024 was $143.9 million, compared to $72.9 million for the first quarter of 2023, an increase of 97%.
•Transportation Services revenue in the first quarter of 2024 was $48.2 million, compared to $40.1 million for the first quarter of 2023, an increase of 20%.
•Adjusted EBITDA1 was $24.1 million for the first quarter of 2024, compared to $5.6 million for the first quarter of 2023, an increase of 330%.
•As of March 31, 2024, the Company held total cash and cash equivalents, including restricted cash, of $58.9 million, compared with total cash and cash equivalents, including restricted cash, of $127.5 million as of March 31, 2023.
2024 Guidance
Given that the previously forecasted wind-down of migrant related services has been accelerated, the Company is revising 2024 revenue guidance from $720-$750 million to $600-$650 million, with an expected contribution of $320-350 million of migrant-related revenue in 2024 from contracts with New York City Housing Preservation and Development and New York City Health and Hospitals.

•The revenue expectation for our 2024 base businesses going forward – medical transportation and non-migrant mobile health – is $280 - $300 million, in line with our previous expectations. In 2025, the Company expects this base business to grow in excess of 30%, with an adjusted EBITDA margin2 in excess of 10%.
•2024 adjusted EBITDA2 guidance is revised to $65-75 million, from a previous range of $80-$85 million.
•The Company now expects to generate $70-$80 million in cash flow from operations for calendar year 2024, up from the prior forecast of $65-$75 million.

Select Corporate Highlights for the First Quarter 2024 and Recent Weeks

•Health plan contracts now include two of the five largest health insurance companies in the United States with service offerings that include care gap closure, post-discharge readmission prevention, health risk assessments, and primary care (PCP services).

•Signed new patient monitoring contracts with two large cardiology practices in Ohio and Delaware.
•Debuted a new mobile X-Ray program to help diagnose tuberculosis in underserved populations.
•Launched two new virtual care programs in New Jersey and Pennsylvania.
•Strengthened the Company’s public health and value-based care teams with the hiring of Jen McLean as Vice President of Government and Public Health Programs from her most recent role as Chief Operating Officer of City Harvest in New York City, and Yong Kim as Vice President of Health Plan Partnerships from his most recent role leading business operations and strategy for CVS Health’s population health and care management programs.
•Repurchased a total of approximately 2.7 million shares of the Company’s common stock at an average net price per share of $3.69 (net of commissions) since we began purchasing shares under our stock repurchase program approved by the Board of Directors on January 30, 2024. The Company has approximately $26 million remaining under the current plan.
“I continue to be extremely pleased with our operational execution on all fronts. We have made considerable progress by recently expanding our programs with major insurance companies and our medical transportation business with hospital systems remains strong and is growing nicely. The accelerated wind down of our migrant work will allow us to redirect substantial resources and management’s efforts to support various growth opportunities with insurance companies, hospitals and other population health programs that have greater stability and longevity” said Lee Bienstock, Chief executive Officer of DocGo. “The reduction in our 2024 guidance is solely a result of the accelerated wind down of migrant related programs. It is vital to note that our base business performance has been incredibly strong over the years. We expect to generate between $280 - $300 million in our base business in 2024. If you compare this to 2019 – the year before we saw any migrant or COVID-related revenue – our base business revenue was $48 million. This impressive growth is indicative of our ability to execute and deliver transformative long-term performance.”
Norm Rosenberg, Chief Financial Officer of DocGo, added, “Our financial performance during the first quarter was exceptionally strong, highlighted by improvements in gross margins and overall profitability that we had anticipated. While the accelerated wind down of migrant-related services will have an impact on our revenues over the coming quarters, our balance sheet is expected to improve as accounts receivable associated with these programs are collected.”
1Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on this non-GAAP financial measure and a reconciliation to the most comparable GAAP measure.
2Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. We have not reconciled adjusted EBITDA outlook or adjusted EBITDA margin outlook to the most comparable GAAP outlooks because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measures (net income and net margin). Forward-looking estimates of adjusted EBITDA and adjusted EBITDA margin are made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference Call and Webcast Details:
Wednesday, May 8th @ 5pm ET

1-877-407-0784 - Investors Dial
1-201-689-8560 - Int’l Investors Dial
Conference ID – 13745526

To access the Call me™ feature, which avoids the need to wait for an operator, click here.

The webcast can be accessed under Events on the Investors section of the Company’s website, https://ir.docgo.com/.

About DocGo

DocGo is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring and ambulance services. DocGo is helping to reshape the traditional four-wall healthcare system by providing high quality, highly accessible care to patients where and when they need it. DocGo’s proprietary technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote physician, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com.

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company, including the provision of services under its contract with HPD and the expansion of the Company’s programs with insurance partners and hospital systems and population health programs. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking, including, but not limited, to statements regarding the Company’s future actions, business strategies or models, plans, goals, future events, future revenues, future margins, current and future revenue guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, and new and existing contracts or partnerships. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.

Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause the Company’s actual results or outcomes, or the timing of results or outcomes, to differ materially from those contained in the Company’s forward-looking statements, including, but not limited to the following: the Company’s ongoing assessment of the impacts of the cybersecurity incident; the Company’s ongoing assessment and investigation of the incident, including the Company’s potential discovery of additional information related to the incident in connection with its investigation or otherwise; the impact of the cybersecurity incident on the Company’s relationships with customers, partners, employees and regulators; legal, reputational and financial risks resulting from the cybersecurity incident; the extent of available insurance coverage; any regulatory inquiries and/or litigation filed in connection with this incident and associated costs; the Company’s ability to service its customers following the issue and any change in customer behavior as a result of the issue; the scope of personal information that was accessed or obtained by the unauthorized third party and the negative consequences of the illegal or improper use of such information by the unauthorized third party, such as fines, penalties, or loss of reputation, competitiveness or customers; that any future, or still undetected, cybersecurity related incident, whether an attack, disruption, intrusion, denial of service, theft or other breach could result in unauthorized access to, or disclosure of, data, resulting in claims, costs and reputational harm that could negatively affect our actual results of operations or financial condition; impacts related to accelerated wind down of migrant-related services; the Company’s provision of services under its contract with HPD and its ability to expand its programs with insurance partners and hospital systems and population health programs; the Company’s ability to successfully implement its business strategy, including delivering value to shareholders via buybacks; the Company’s reliance on and ability to maintain its contractual relationships with its healthcare provider partners and clients; the Company’s ability to compete effectively in a highly competitive industry; the Company’s ability to maintain existing contracts; the Company’s reliance on government contracts; the Company’s ability to effectively manage its growth; the Company’s financial performance and future prospects; the Company’s ability to deliver on its business strategies or models, plans and goals; the Company’s ability to expand geographically; the Company’s ability to deliver on its margin normalization initiative; the Company’s ability to maintain and roll out its backlog; the Company’s M&A activity; the Company’s ability to retain its workforce and management personnel and successfully manage leadership transitions; the Company’s ability to collect on customer receivables; the Company’s ability to maintain its cash position; risks associated with the Company’s share repurchase program; expected impacts of macroeconomic factors, including inflationary pressures, general economic slowdown or a recession, rising interest rates, foreign exchange rate volatility, changes in monetary pressure, financial institution instability or the prospect of a shutdown of the U.S. federal government; potential changes in federal, state or local government policies regarding immigration and asylum seekers; expected impacts of geopolitical instability; the Company’s competitive position and opportunities, including its ability to realize the benefits from its operating model; the Company’s ability to improve gross margins; the Company’s ability to implement cost-containment measures; legislative and regulatory actions; the impact of legal proceedings and compliance risk; volatility of the Company’s stock price; and the ability of the Company to comply with laws and regulations regarding data privacy and protection and other risk factors included in the Company’s filings with the Securities and Exchange Commission.

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this earnings release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this earnings release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this earnings release to reflect events or circumstances after the date of this earnings release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
	Unaudited	Audited
Prepaid expenses and other current assets
Current assets:
Cash and cash equivalents	$ 41,244,446	$ 59,286,147
Accounts receivable, net of allowance of $6,319,441 and $6,276,454 as of March 31, 2024 and December 31, 2023, respectively	283,127,437	262,083,462
Prepaid expenses and other current assets	10,759,696	17,499,953
Total current assets	335,131,579	338,869,562
Property and equipment, net	16,315,633	16,835,484
Intangibles, net	36,764,034	37,682,928
Goodwill	47,489,759	47,539,929
Restricted cash	17,649,417	12,931,839
Operating lease right-of-use assets	9,125,733	9,580,535
Finance lease right-of-use assets	13,385,131	12,003,919
Equity method investments	470,406	553,573
Deferred tax assets	11,945,760	11,888,539
Other assets	2,407,665	2,565,649
Total assets	$ 490,685,117	$ 490,451,957

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$ 25,628,149	$ 19,827,258
Accrued liabilities	70,178,256	91,340,609
Line of credit	30,000,000	25,000,000
Notes payable, current	26,367	28,131
Due to seller	7,819,147	7,823,009
Contingent consideration	19,781,737	19,792,982
Operating lease liability, current	2,835,458	2,773,020
Finance lease liability, current	3,866,929	3,534,073
Total current liabilities	160,136,043	170,119,082
Notes payable, non-current	33,726	41,586
Operating lease liability, non-current	6,720,787	7,223,941
Finance lease liability, non-current	8,718,460	7,896,392
Total liabilities	175,609,016	185,281,001
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of March 31, 2024 and December 31,2023; 102,961,495 and 104,055,168 shares issued and outstanding as of March 31, 2024 and December 31,2023, respectively)	10,297	10,406
Additional paid-in-capital	320,135,875	320,693,866
Accumulated deficit	(10,166,861)	(21,394,310)
Accumulated other comprehensive income	1,344,771	1,484,905
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	311,324,082	300,794,867
Noncontrolling interests	3,752,019	4,376,089
Total stockholders’ equity	315,076,101	305,170,956
Total liabilities and stockholders’ equity	$ 490,685,117	$ 490,451,957

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended March 31,
	2024	2023

Revenues, net	$ 192,087,529	$ 113,002,703
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	124,808,914	81,226,498
Operating expenses:
General and administrative	40,181,035	29,220,317
Depreciation and amortization	4,182,781	3,649,329
Legal and regulatory	4,313,503	3,638,321
Technology and development	2,388,919	1,863,579
Sales, advertising and marketing	337,010	307,246
Total expenses	176,212,162	119,905,290
Income (loss) from operations	15,875,367	(6,902,587)
Other income (expense):
Interest (expense) income, net	(369,008)	809,172
Change in fair value of contingent liability	6,446	-
Loss on equity method investments	(83,167)	(115,286)
Loss on remeasurement of operating and finance leases	(4,697)	-
Gain (loss) on disposal of fixed assets	52,835	(54,839)
Other income	244,607	214,880
Total other income (expense)	(152,984)	853,927

Net income (loss) before income tax provision	15,722,383	(6,048,660)
(Provision for) benefit from income taxes	(5,119,004)	2,129,870
Net income (loss)	10,603,379	(3,918,790)
Net loss attributable to noncontrolling interests	(624,070)	(453,120)
Net income (loss) attributable to stockholders of DocGo Inc. and Subsidiaries	11,227,449	(3,465,670)
Other comprehensive income
Foreign currency translation adjustment	(140,134)	243,658
Total comprehensive income (loss)	$ 11,087,315	$ (3,222,012)

Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Basic	$ 0.11	$ (0.03)
Weighted-average shares outstanding - Basic	103,818,362	102,579,291

Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Diluted	$ 0.10	$ (0.03)
Weighted-average shares outstanding - Diluted	108,506,435	102,579,291

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 10,603,379	$ (3,918,790)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	1,431,308	1,482,610
Amortization of intangible assets	1,694,983	1,365,636
Amortization of finance lease right-of-use assets	1,056,490	801,083
(Gain) loss on disposal of assets	(52,835)	54,839
Deferred income tax	(55,776)	(1,015,555)
Loss on equity method investments	83,167	115,286
Bad debt expense	1,357,621	(1,902,587)
Stock-based compensation	3,988,339	8,450,016
Loss on remeasurement of operating and finance leases	4,697	-
Gain on liquidation of business	-	70,284
Change in fair value of contingent consideration	(6,446)	-
Changes in operating assets and liabilities:
Accounts receivable	(22,401,596)	(24,668,050)
Prepaid expenses and other current assets	6,728,337	(174,059)
Other assets	(62,016)	274,683
Accounts payable	5,800,891	(2,581,796)
Accrued liabilities	(20,810,287)	(1,471,551)
Net cash used in operating activities	(10,639,744)	(23,117,951)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(951,702)	(1,976,075)
Acquisition of intangibles	(773,039)	(1,405,444)
Acquisition of businesses	-	1,574,604
Proceeds from disposal of property and equipment	25,000	117,420
Net cash used in investing activities	(1,699,741)	(1,689,495)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	45,000,000	-
Repayments of revolving credit line	(40,000,000)	-
Repayments of notes payable	(9,624)	(129,370)
Due to seller	(3,862)	(11,494,549)
Proceeds from exercise of stock options	-	416,890
Payments for taxes related to shares withheld for employee taxes	(20,946)	-
Common stock repurchased	(4,877,559)	-
Payments on obligations under finance lease	(969,588)	(744,030)
Net cash used in financing activities	(881,579)	(11,951,059)

Effect of exchange rate changes on cash and cash equivalents	$ (103,059)	168,149

Net decrease in cash and restricted cash	(13,324,123)	(36,590,356)
Cash and restricted cash at beginning of period	72,217,986	164,109,074

Cash and restricted cash at end of period	$ 58,893,863	$ 127,518,718

Three Months Ended March 31,
	2024	2023
Supplemental disclosure of cash and non-cash transactions:

Cash paid for interest	$ 448,057	$ 32,827

Cash paid for interest on finance lease liabilities	$ 181,883	$ 126,584

Cash paid for income taxes	$ 557,598	$ 40,050

Right-of-use assets obtained in exchange for lease liabilities	$ 2,791,964	$ 926,468

Remeasurement of finance lease right-of-use asset due to lease modification	$ 300,000	$ -

Fixed assets acquired in exchange for notes payable	$ -	$ 150,079

Supplemental non-cash investing activity:
Acquisition of business funded by acquisition payable	-	19,473,805

Reconciliation of cash and restricted cash
Cash	$ 41,244,446	$ 120,056,897

Restricted cash	17,649,417	7,461,821

Total cash and restricted cash shown in statement of cash flows	$ 58,893,863	$ 127,518,718

Non-GAAP Financial Measures

The following information provides definitions and reconciliation of the non-GAAP financial measures used by the Company to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures used by the Company may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of certain one-time legal settlements and certain other one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.

The Company’s management believes that its adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.

Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, DocGo’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA Margin

Adjusted EBITDA margin is considered a non-GAAP measure under SEC rules. It is calculated by dividing adjusted EBITDA by revenues. Management believes using adjusted EBITDA margin in conjunction with GAAP measures, such as gross margin and/or net margin, is useful to investors because it assists investors in getting a more complete view of what management considers the Company’s core operating performance, as expressed in marginal terms. While many companies use adjusted EBITDA margin as a performance measure, not all companies use identical calculations for determining adjusted EBITDA margin. As such, DocGo’s presentation of adjusted EBITDA margin might not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Measures

The table below reflects the reconciliation of net income (loss) to adjusted EBITDA for the three months ended March 31, 2024 compared to the same period in 2023 (in millions):

	Q1
	2024	2023
Net Income (GAAP)	$10.6	($3.9)
(+) Net interest expense (income)	$0.4	($0.8)
(+) Income tax	$5.1	($2.1)
(+) Depreciation & amortization	$4.2	$3.6
(+) Other (income)	($0.2)	($0.1)
EBITDA	$20.1	($3.3)

(+) Non-cash stock compensation	$4.0	$8.5
(+) Non-recurring expense	$0.0	$0.4

Adjusted EBITDA	$24.1	$5.6

Total revenue	$192.1	$113.0
Pretax income margin	8.2%	-5.3%

Net margin	5.5%	-3.5%
Adjusted EBITDA margin	12.5%	5.0%

Contacts

Media:
DocGo
Michael Padovano
5W Public Relations
Docgo@5wpr.com
pr@docgo.com

Investors:
Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com

Steve Halper
LifeSci Advisors
646-876-6455
shalper@lifesciadvisors.com
ir@docgo.com